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                                                                   EXHIBIT 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Named Experts" in the Registration Statement (Form S-8) pertaining to Intuit Inc.'s 2002 Equity Incentive Plan, 1996 Employee Stock Purchase Plan, and 1996 Directors Stock Option Plan and to the incorporation by reference therein of our report dated August 14, 2002 with respect to the consolidated financial statements and schedule of Intuit Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 2002, filed with the Securities and Exchange Commission.


/s/ Earnst & Young LLP
San Francisco, California
December 23, 2002